__________________________________________________________



                         WARRANT AGREEMENT

                   Dated as of September 4, 1998


                          By and Between

                        WIRELESS ONE, INC.

                                and

             FIRST CHICAGO TRUST COMPANY OF NEW YORK,

                           Warrant Agent

                       ____________________

            Warrants to Purchase Shares of Common Stock
                    (Par Value $0.01 Per Share)

    __________________________________________________________




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                                                             PAGE

                         TABLE OF CONTENTS

                                                             PAGE

ARTICLE I
                      ISSUANCE, FORM, EXECUTION, DELIVERY
                   AND REGISTRATION OF WARRANT CERTIFICATES

SECTION 1.01.  ISSUANCE OF WARRANTS.............................1
SECTION 1.02.  FORM OF WARRANT CERTIFICATES.....................3
SECTION 1.03.  EXECUTION OF WARRANT CERTIFICATES................3
SECTION 1.04.  AUTHENTICATION AND DELIVERY......................3
SECTION 1.05.  SEPARATION OF WARRANTS AND NOTES.................4
SECTION 1.06.  REGISTRATION.....................................4
SECTION 1.07.  REGISTRATION OF TRANSFERS OR EXCHANGES...........5
SECTION 1.08.  LOST, STOLEN, DESTROYED, DEFACED OR MUTILATED
                WARRANT CERTIFICATES............................7
SECTION 1.09.  OFFICES FOR EXERCISE, ETC........................8

ARTICLE II             DURATION, EXERCISE OF WARRANTS;
                  EXERCISE PRICE AND REPURCHASE OF WARRANTS

SECTION 2.01.  DURATION OF WARRANTS.............................9
SECTION 2.02.  EXERCISE, EXERCISE PRICE, SETTLEMENT AND
                DELIVERY .......................................9
SECTION 2.03.  CANCELLATION OF WARRANT CERTIFICATES............12
SECTION 2.04.  DELIBERATELY OMITTED............................12

ARTICLE III            OTHER PROVISIONS RELATING TO
                       RIGHTS OF HOLDERS OF WARRANTS

SECTION 3.01.  ENFORCEMENT OF RIGHTS...........................12
SECTION 3.02.  OBTAINING STOCK EXCHANGE LISTINGS...............13

ARTICLE IV             CERTAIN COVENANTS OF THE COMPANY

SECTION 4.01.  PAYMENT OF TAXES................................13
SECTION 4.02.  RULES 144 AND 144A..............................14
SECTION 4.03.  SECURITIES ACT AND APPLICABLE STATE SECURITIES
                LAWS...........................................14
SECTION 4.04.  RESOLUTION OF PREEMPTIVE RIGHTS, IF ANY.........14

ARTICLE V                        ADJUSTMENTS

SECTION 5.01.  ADJUSTMENT OF EXERCISE RATE; NOTICES............14
SECTION 5.02.  FRACTIONAL WARRANT SHARES.......................23

ARTICLE VI                CONCERNING THE WARRANT AGENT

SECTION 6.01.  WARRANT AGENT...................................24
SECTION 6.02.  CONDITIONS OF WARRANT AGENT'S OBLIGATIONS.......24
SECTION 6.03.  RESIGNATION AND APPOINTMENT OF SUCCESSOR........29

ARTICLE VII                     MISCELLANEOUS

SECTION 7.01.  AMENDMENT.......................................30
SECTION 7.02.  NOTICES AND DEMANDS TO THE COMPANY AND
                WARRANT AGENT .................................31
SECTION 7.03.  ADDRESSES FOR NOTICES TO PARTIES AND FOR
                TRANSMISSION OF DOCUMENTS......................31
SECTION 7.04.  NOTICES TO HOLDERS..............................32
SECTION 7.05.  APPLICABLE LAW..................................32
SECTION 7.06.  PERSONS HAVING RIGHTS UNDER AGREEMENT...........32
SECTION 7.07.  HEADINGS........................................33
SECTION 7.08.  COUNTERPARTS....................................33
SECTION 7.09.  INSPECTION OF AGREEMENT.........................33
SECTION 7.10.  AVAILABILITY OF EQUITABLE REMEDIES..............33
SECTION 7.11.  OBTAINING OF GOVERNMENTAL APPROVALS.............33




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                                                             PAGE


EXHIBIT A  -   Form of Warrant Certificate....................A-1
EXHIBIT B  -   Certificate to Be Delivered upon Exchange or
                Registration of Transfer of Warrants..........C-1
EXHIBIT C  -   Form of Certificate to Be Delivered in
                Connection with Transfers to Accredited
                Investors.....................................D-1
EXHIBIT D  -   Warrant Registration Rights Agreement..........E-1

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                                                             PAGE

                      INDEX OF DEFINED TERMS


DEFINED TERM                                                 PAGE

Accredited Investor ............................................6
Adjustment Fraction ............................................2
Affiliate .....................................................21
Agreement ......................................................1
Anticipated Option Adjustment ..................................3
Business Day ...................................................9
Capital Stock .................................................22
Cashless Exercise .............................................10
Cashless Exercise Ratio .......................................10
Common Stock ...................................................2
Company   ......................................................1
Current Market Value ..........................................22
Definitive Warrants ............................................3
Election to Exercise ..........................................10
Exercise Date .................................................11
Exercise Price .................................................9
Exercise Rate ..................................................9
Expiration Date ................................................9
fully diluted basis ............................................2
Global Shares .................................................12
Independent Financial Expert ..................................23
Issue Date ....................................................18
Officers' Certificate .........................................26
Person    .....................................................10
Private Placement Legend .......................................6
Purchase Agreement .............................................1
Purchasers .....................................................1
QIB.............................................................6
Registrar ......................................................4
Related Parties ...............................................25
Requisite Warrant Holders .....................................31
Resale Restriction Termination Date ............................5
Securities Act .................................................5
Surviving Person ..............................................19
Warrant Agent ..................................................1
Warrant Agent Office ...........................................8
Warrant Certificates ...........................................1
Warrant Exercise Office ........................................8
Warrant Register ...............................................4
Warrant Registration Rights Agreement ..........................1
Warrant Shares .................................................2
Warrants  ......................................................1




                         WARRANT AGREEMENT


          WARRANT AGREEMENT ("AGREEMENT"), dated as of September 4, 1998 by and between WIRELESS ONE, INC. (the "COMPANY"), a Delaware corporation, and FIRST CHICAGO TRUST COMPANY OF NEW YORK, as warrant agent (with any successor Warrant Agent, the "WARRANT AGENT").

          WHEREAS, the Company has entered into a discretionary note purchase agreement (the "PURCHASE AGREEMENT") dated September 4, 1998 with the purchasers listed in Schedule I thereto (the "PURCHASERS") in which the Company may request that the Purchasers purchase from time to time up to $20,000,000 of Notes (as defined in the Purchase Agreement) and, upon each such issuance of Notes, the Company shall issue warrants (the "WARRANTS") entitling the holders to purchase shares of Common Stock (as defined herein), in an amount equal to the product of: (i) 6% of the outstanding shares of Common Stock on a fully diluted basis on the date of such issuance and (ii) the face amount of Notes issued on such issue date divided by $20,000,000, to be issued pro rata to each such Purchaser in proportion to the principal amount of Notes purchased by such Purchaser divided by the aggregate principal amount of Notes issued on such date.
The certificates evidencing the Warrants are herein referred to collectively as the "WARRANT CERTIFICATES"; and

          WHEREAS, the holders of the Warrants are entitled to the benefits of a Warrant Registration Rights Agreement dated as of September 4, 1998 between the Company and the Initial Purchasers (the "WARRANT REGISTRATION RIGHTS AGREEMENT") attached hereto as EXHIBIT E; and

          WHEREAS, the Company desires the Warrant Agent as warrant agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, canceled, replaced and exercised;

          NOW, THEREFORE, the parties hereto agree as follows:


                             ARTICLE I

              ISSUANCE, FORM, EXECUTION, DELIVERY AND
               REGISTRATION OF WARRANT CERTIFICATES

          SECTION 1.01. ISSUANCE OF WARRANTS. Warrants shall be originally issued in connection with the issuance of the Notes. At such time as the Company issues any Notes, the Company shall also issue to the Purchaser thereof a number of Warrants equal to (i) the face amount of the Notes issued to such Purchaser, divided by (ii) $100,000. Such Warrants shall be separately transferable from the Notes.

          Each Warrant Certificate shall evidence the number of Warrants specified therein. Each Warrant evidenced by a Warrant Certificate shall represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to the holder of such Warrant) an amount of fully paid, registered and non-assessable shares of Common Stock equal to the product of: (i) 6% of the outstanding shares of Common Stock on a fully diluted basis on the date of initial issuance of such Warrants and (ii) 0.005, at an exercise price determined in accordance with Section 2.02 hereof. The number of shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK") issuable upon exercise of a Warrant is subject to adjustment as provided herein and in the Warrant. The shares of Common Stock issuable upon exercise of a Warrant are hereinafter referred to as the "WARRANT SHARES" and, unless the context otherwise requires, such term shall also include any other securities or property issuable and deliverable upon exercise of a Warrant as provided in Article V, subject to adjustment as provided herein and in the Warrant. As used in this Agreement, the term "FULLY DILUTED BASIS" means, on any specified date, giving effect to exercise of the Warrants to be issued on such date, all outstanding Warrants, and all other options, warrants or other securities convertible into or exchangeable for shares of Common Stock. For the purposes of determining the number of shares of Common Stock outstanding on a fully diluted basis on any specified date prior to the earlier of (i) October 3, 1998 and
(ii) the cancellation and exchange of certain employee options pursuant to the Anticipated Option Adjustment (as defined below), the number of shares of Common Stock issuable upon the exercise of all outstanding options shall be deemed to be 813,105, whether or not such Anticipated Option Adjustment is completed as of the date thereof; provided, however, in the event that as a result of the failure to consummate, or any adjustment to, the Anticipated Option Adjustment the number of shares of Common Stock issuable upon exercise of options actually outstanding as of October 3, 1998 is greater than or less than 813,105, then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased or decreased (as the case may be) to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant by a fraction (the "ADJUSTMENT FRACTION"), the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Warrant assuming that the number of shares of Common Stock issuable upon exercise of options outstanding as of such date is the number of shares of Common Stock issuable upon exercise of options outstanding as of October 3, 1998 and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Warrant assuming that the number of shares of Common Stock issuable upon exercise of options outstanding as of such date is 813,105, in each case as determined on a fully diluted basis. In the event that any Warrant Shares shall have been issued upon exercise of any Warrants on or prior to October 3, 1998, the Company shall issue additional Warrant Shares to each holder of outstanding Warrant Shares, or shall cancel Warrants Shares of such holder, as the case may be, in an amount equal to (x) the number of Warrant Shares held by such holder on October 3, 1998 prior to any such issuance or cancellation, multiplied by (y) the Adjustment Fraction minus
1. As used herein, the term "ANTICIPATED OPTION ADJUSTMENT" shall mean a proposed adjustment to the Company's 1995 Long-Term Performance Incentive Plan occurring prior to October 3, 1998 whereby the holders of certain options to acquire Common Stock outstanding on the date hereof will exchange their existing options for a number of options less than the number held by them as of the date hereof, which options shall have an exercise price equal to or greater than the average of the NASDAQ reported high and low bid prices on shares of Common Stock on September 4, 1998.

          SECTION 1.02. FORM OF WARRANT CERTIFICATES. The Warrant Certificates will be issued in registered form as definitive Warrant Certificates (the "DEFINITIVE WARRANTS"), substantially in the form of EXHIBIT A attached hereto.

          SECTION 1.03. EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by the chairman of its board of directors, its president, its chief financial officer or any vice president and attested by its secretary or assistant secretary. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be authenticated and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be authenticated and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company. Any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Agreement any such person was not such an officer.

          SECTION 1.04. AUTHENTICATION AND DELIVERY. Subject to the immediately following paragraph, Warrant Certificates shall be authenticated by manual signature and dated the date of authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated and dated. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register (as defined in Section 1.06 hereof).

          Upon the receipt by the Warrant Agent of a written order of the Company, which order shall be signed by the chairman of its board of directors, its president, its chief financial officer or any vice president and attested by its secretary or assistant secretary, and shall specify the amount of Warrants to be authenticated, the date of such Warrants and such other information as the Warrant Agent may reasonably request, without any further action by the Company, the Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of the Warrant Certificates, duly executed as provided in Section 1.03 hereof, to authenticate the Warrant Certificates and upon the holder's request deliver them. Such authentication shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

          In case any authorized signatory of the Warrant Agent who shall have authenticated any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company or the Warrant Agent, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be authenticated on behalf of the Warrant Agent by such persons as, at the actual time of authentication of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

          The Warrant Agent's authentication on all Warrant Certificates shall be in substantially the form set forth in EXHIBIT A hereto.

          SECTION 1.05. SEPARATION OF WARRANTS AND NOTES. The Notes and the Warrants will be separately transferable upon the issuance thereof.

          SECTION 1.06. REGISTRATION. The Company will keep, at the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each Person designated by the Company from time to time as a Person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "REGISTRAR." The Company hereby initially appoints the Warrant Agent as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

          The Company will at all times designate one Person (who may be the Company and who need not be a Registrar) to act as repository of a master list of names and addresses of the holders of Warrants (the "WARRANT REGISTER"). The Warrant Agent will act as such repository unless and until some other Person is, by written notice from the Company to the Warrant Agent and the Registrar, designated by the Company to act as such. The Company shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain the Warrant Register on as current a basis as is practicable.

          SECTION 1.07.  REGISTRATION OF TRANSFERS OR EXCHANGES.

          (a) TRANSFER OR EXCHANGE OF DEFINITIVE WARRANTS. When Definitive Warrants are presented to the Warrant Agent with a request from the holder:

     (i)  to register the transfer of the Definitive Warrants; or

     (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if the requirements under this Warrant Agreement as set forth in this Section 1.07 hereof for such transactions are met; provided, however, that the Definitive Warrants presented or surrendered by a holder for registration of transfer or exchange:

     (x) shall be duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the Company and the Warrant Agent, duly executed by such holder or by his attorney, duly authorized in writing and accompanied by the address for notices of each transferee of such Warrant; and

     (y) in the case of Warrants the offer and sale of which have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") and are presented for transfer or exchange prior to (X) the date which is two years (or such shorter period as may be prescribed by Rule 144(k) (or any successor provision thereto)) after the later of the date of original issuance of the Warrants and the last date on which the Company or any affiliate of the Company was the owner of such Warrants, or any predecessor thereto, and (Y) such later date, if any, as may be required by any subsequent change in applicable law (the "RESALE RESTRICTION TERMINATION DATE"), such Warrants shall be accompanied by the following additional information and documents, as applicable:

          (A) if such Warrants are being delivered to the Warrant Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of EXHIBIT B hereto); or

          (B) if such Warrants are being transferred to an "accredited investor" within the meaning of Rule 501 under the Securities Act (an "ACCREDITED INVESTOR"), delivery by the transferor of a certification to that effect (in substantially the form of EXHIBIT B hereto), and delivery by the proposed transferee of a Transferee Certificate for Accredited Investors (in substantially the form of EXHIBIT C hereto); or

          (C) if such Warrants are being transferred to a qualified institutional buyer as such term is defined in Rule 144A under the Securities Act (a "QIB") in accordance with Rule 144A under the Securities Act, a certification from the transferor to that effect (in substantially the form of EXHIBIT B hereto); or

          (D) if such Warrants are being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of
               (i) a certification from the transferor to that effect (in substantially the form of EXHIBIT B hereto), and (ii) an opinion of counsel reasonably satisfactory to the Company and the Warrant Agent to the effect that such transfer is in compliance with the Securities Act and all applicable state securities laws; or

          (E) if such Warrants are being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification from the transferor to that effect (in substantially the form of EXHIBIT B hereto) and an opinion of counsel reasonably satisfactory to the Company and the Warrant Agent to the effect that such transfer is in compliance with the Securities Act and all applicable state securities laws; provided that the Company may, based upon the views of its own counsel, instruct the Warrant Agent not to register such transfer in any case where the proposed transferee is not a QIB or an Accredited Investor.

          (b) PRIVATE PLACEMENT LEGEND. Upon the transfer or exchange of Warrant Certificates not bearing the legend set forth in the first paragraph of EXHIBIT A attached hereto (the "PRIVATE PLACEMENT LEGEND"), the Warrant Agent shall deliver Warrant Certificates that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Warrant Certificates bearing the Private Placement Legend, the Warrant Agent shall deliver Warrant Certificates that bear the Private Placement Legend unless, and the Warrant Agent is hereby authorized to deliver Warrant Certificates without the Private Placement Legend if, (i) there is delivered to the Warrant Agent an opinion of counsel reasonably satisfactory to the Company and the Warrant Agent to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) the Warrants to be transferred or exchanged represented by such Warrant Certificates are being transferred or exchanged pursuant to an effective registration statement under the Securities Act.

          (c) OBLIGATIONS WITH RESPECT TO TRANSFERS OR EXCHANGES OF DEFINITIVE WARRANTS.

     (i) To permit registrations of transfers or exchanges in accordance with this Agreement, the Company shall execute, at the Warrant Agent's request, and the Warrant Agent shall authenticate, Definitive Warrants.

     (ii) All Definitive Warrants issued upon any registration, transfer or exchange of Definitive Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants surrendered upon the registration of transfer or exchange.

     (iii)Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

          SECTION 1.08. LOST, STOLEN, DESTROYED, DEFACED OR MUTILATED WARRANT CERTIFICATES. Upon receipt by the Company and the Warrant Agent (or any agent of the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of indemnity satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section in a name other than the prior registered holder of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, the Company may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto. Every substitute Warrant Certificate executed and delivered pursuant to this
Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 1.08 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

          The Warrant Agent is hereby authorized to authenticate in accordance with the provisions of this Agreement and deliver the new Warrant Certificates required pursuant to the provisions of this Section.

          SECTION 1.09. OFFICES FOR EXERCISE, ETC. So long as any of the Warrants remain outstanding, the Company will designate and maintain in the Borough of Manhattan, The City of New York: (a) an office or agency where the Warrant Certificates may be presented for exercise (each a "WARRANT EXERCISE OFFICE"), (b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange, and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient; provided, however, that so long as any Warrants remain outstanding an office or agency shall at all times be maintained in the Borough of Manhattan, The City of New York, as provided in the first sentence of this Section. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside The City of New York, where Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the Warrant Agent at its principal corporate trust office identified in Section 7.03 in the Borough of Manhattan, The City of New York (the "WARRANT AGENT OFFICE"), as the initial agency maintained for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notice may be served at the Warrant Agent Office and the Company appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.


                            ARTICLE II

          DURATION, EXERCISE OF WARRANTS; EXERCISE PRICE
                   AND REPURCHASE OF WARRANTS

          SECTION 2.01. DURATION OF WARRANTS. Subject to the terms and conditions established herein, the Warrants shall expire at 5:00 p.m., New York City time, on the date seven years following the date of the initial issuance of such Warrant. The applicable date of expiration of a particular Warrant is referred to herein as the "EXPIRATION DATE" of such Warrant. Each Warrant may be exercised on any Business Day (as defined below) on or after the Issue Date (as defined in Section 5.01(d)) and on or prior to the close of business on the Expiration Date.

          Any Warrant not exercised before the close of business on the Expiration Date thereof shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

          "BUSINESS DAY" shall mean any day on which (i) banks in The City of New York, (ii) the principal U.S. securities exchange or market, if any, on which any Common Stock is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which the Warrants are listed or admitted to trading, are open for business.

          SECTION 2.02.  EXERCISE, EXERCISE PRICE, SETTLEMENT AND DELIVERY.
(a) Subject to the provisions of this Agreement, a holder of a Warrant shall have the right to purchase from the Company on or after the Issue Date and on or prior to the close of business on the Expiration Date thereof an amount of fully paid, registered and non-assessable Warrant Shares determined in accordance with Section 1.01 (and any other securities or property purchasable or deliverable upon exercise of such Warrant as provided in Article V), subject to adjustment in accordance with Article V hereof, at a per share purchase price equal to 110% of the last reported market price per share of Common Stock on or prior to 12:00 noon (New York time) on the Issue Date, determined (i) by reference to the US national securities exchange or quotation system on which the Company's Common Stock is listed or quoted, (ii) if (i) above is not available at such time, by reference to a reputable quotation service or a newspaper of general circulation in the Borough of Manhattan, The City and The State of New York customarily published on each Business Day, designated by the Company, or
(iii) if (i) and (ii) are not available, in accordance with subparagraph
(i) of the definition of Current Market Value (defined in Section 5.01(n)), which price shall be set forth in each Warrant Certificate (the "EXERCISE PRICE"). The number and amount of Warrant Shares issuable upon exercise of a Warrant (the "EXERCISE RATE") shall be subject to adjustment from time to time as set forth in Article V hereof.

          "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

          (b) Warrants may be exercised on or after the Issue Date by (i) surrendering at any Warrant Exercise Office the Warrant Certificate evidencing such Warrants with the form of election to purchase Warrant Shares set forth on the reverse side of the Warrant Certificate (the "ELECTION TO EXERCISE") duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and in the case of a transfer, such signature shall be guaranteed by an eligible guarantor institution, and
(ii) paying in full the Exercise Price for each such Warrant exercised. Each Warrant may be exercised only in whole.

          (c) Simultaneously with the exercise of each Warrant, payment in full of the aggregate Exercise Price may be made, at the option of the holder, (i) in cash or by certified or official bank check, (ii) by a Cashless Exercise (as defined below) or (iii) by any combination of (i) and
(ii), to the office or agency where the Warrant Certificate is being surrendered; provided, however, in the event that the Current Market Value (calculated as set forth herein) per share of Common Stock on the date of exercise is less than the Exercise Price, payment in full of the aggregate Exercise Price may be made only in cash or by certified check. For purposes of this Agreement, a "CASHLESS EXERCISE" shall mean an exercise of a Warrant in accordance with the immediately following two sentences. To effect a Cashless Exercise, the holder may exercise a Warrant or Warrants without payment of the Exercise Price in cash by surrendering such Warrant or Warrants (represented by one or more Warrant Certificates) and, in exchange therefor, receiving such number of shares of Common Stock equal to the product of (1) that number of shares of Common Stock for which such Warrant or Warrants are exercisable and which would be issuable in the event of an exercise with payment in cash of the Exercise Price and (2) the Cashless Exercise Ratio (as defined below). The "CASHLESS EXERCISE RATIO" shall equal a fraction, the numerator of which is the excess of the Current Market Value (calculated as set forth in this Agreement) per share of Common Stock on the date of exercise over the Exercise Price per share of Common Stock as of the date of exercise and the denominator of which is the Current Market Value per share of Common Stock on the date of exercise. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with a holder's option to elect a Cashless Exercise, such holder must specify the number of Warrants for which such Warrant Certificate is to be exercised (without giving effect to such Cashless Exercise). All provisions of this Agreement shall be applicable with respect to a Cashless Exercise of a Warrant Certificate for less than the full number of Warrants represented thereby. No payment or adjustment shall be made on account of any distributions of dividends on the Common Stock issuable upon exercise of a Warrant. If the Company has not effected the registration under the Securities Act of the offer and sale of the Warrant Shares by the Company to the holders of the Warrants on or prior to the Exercise Date (as defined below) thereof, the Company may elect to require that the holders of the Warrants effect the exercise thereof solely pursuant to the Cashless Exercise option and may also amend the Warrants to eliminate the requirement for payment of the Exercise Price with respect to such Cashless Exercise option. The Warrant Agent shall have no obligation under this section to calculate the Cashless Exercise Ratio.

          (d) Upon surrender of a Warrant Certificate and payment and collection of the Exercise Price at any Warrant Exercise Office (other than any Warrant Exercise Office that also is an office of the Warrant Agent), such Warrant Certificate and payment shall be promptly delivered to the Warrant Agent. The "EXERCISE DATE" for a Warrant shall be the date when all of the items referred to in the first sentence of paragraphs (b) and
(c) of this Section 2.02 are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraphs (b) and (c) are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date thereof, if all of the items referred to in the first sentence of paragraphs (b) and (c) are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on such Expiration Date.

          (e) Upon the exercise of a Warrant in accordance with the terms hereof, the receipt of a Warrant Certificate and payment of the Exercise Price (or election of the Cashless Exercise option), the Warrant Agent shall: (i) except to the extent exercise of the Warrant has been effected through a Cashless Exercise, cause an amount equal to the aggregate Exercise Price to be paid to the Company by crediting such amount in immediately available funds to the account designated by the Company in writing to the Warrant Agent for that purpose; (ii) advise the Company immediately by telephone of the amount so deposited to the Company's account and promptly confirm such telephonic advice in writing; and (iii) as soon as practicable, advise the Company in writing of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of each exercising holder of the Warrant Certificates with respect to delivery of the Warrant Shares to which such holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

          (f) Subject to Section 5.02 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the registered holder of the Warrant Certificate evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. Such certificate or certificates evidencing the Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holders of record of such Warrant Shares as of the close of business on the Exercise Date. The Warrant Shares may initially be issued in global form (the "GLOBAL SHARES"). Such Global Shares shall represent such of the outstanding Warrant Shares as shall be specified therein and each Global Share shall provide that it represents the aggregate amount of outstanding Warrant Shares from time to time endorsed thereon and that the aggregate amount of outstanding Warrant Shares represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Share to reflect any increase or decrease in the amount of outstanding Warrant Shares represented thereby shall be made by the registrar for the Warrant Shares and the Depositary (referred to below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall (if possible) act as the Depositary with respect to the Global Shares until a successor shall be appointed by the Company and the registrar for the Warrant Shares. After exercise of any Warrant or Warrant Shares, the Company shall also issue or cause to be issued to or upon the written order of the registered holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to written instruction, evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

          SECTION 2.03. CANCELLATION OF WARRANT CERTIFICATES. In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall at the Company's written instruction be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise. Upon the Company's written request, the Warrant Agent shall deliver such canceled Warrant Certificates to the Company.

          SECTION 2.04.  DELIBERATELY OMITTED.


                            ARTICLE III

                   OTHER PROVISIONS RELATING TO
                   RIGHTS OF HOLDERS OF WARRANTS

          SECTION 3.01. ENFORCEMENT OF RIGHTS. (a) Notwithstanding any of the provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant Shares or the holder of any other Warrant Certificate, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

          (b) Neither the Warrants nor any Warrant Certificate shall entitle the holders thereof to any of the rights of shareholders of the Company, including, without limitation, the right to vote or to receive any dividends or other payments or to consent or to receive notice as shareholders in respect of the meetings of shareholders or for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

          SECTION 3.02. OBTAINING STOCK EXCHANGE LISTINGS. In the event that, upon the initial exercise of any Warrant, the Common Stock of the Company is authorized for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market or is listed on any National Securities Exchange (within the meaning of Section 6 of the Exchange Act), the Company will, at or prior to the time the Warrants are exercised and the Warrant Shares are issued, take all action which may be necessary so that all Warrant Shares, upon issuance, will be authorized for quotation or listed on each such market or exchange on which the Common Stock of the Company is authorized for quotation or listed at such time; provided that, with respect to Warrants issued subsequent to such initial exercise the Company will, as promptly as practicable, take all action which may be necessary so that the Warrant Shares issuable upon the exercise of such Warrants will be authorized for quotation or listed on each such market or exchange on which the Common Stock of the Company is authorized for quotation or listed; and, provided further that, in the event that the Common Stock becomes so authorized for quotation or listed following the initial exercise of any Warrants or any such subsequent issuance of Warrants, the Company shall provide that all Warrant Shares issuable upon exercise of the Warrants will also be authorized for quotation or listed on each such market or exchange on which the Common Stock of the Company is authorized for quotation or listed at such time.


                            ARTICLE IV

                 CERTAIN COVENANTS OF THE COMPANY

          SECTION 4.01. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of the Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrant Certificates or any certificates for Warrant Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant. In any such case, no transfer or exchange shall be made unless or until the Person or Persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

          SECTION 4.02. RULES 144 AND 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules, regulations and policies adopted by the Securities and Exchange Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, it will make available such information as is necessary to permit sales pursuant to Rule 144A under the Securities Act.

          SECTION 4.03. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. The Company will also agree to comply with all applicable laws, including the Securities Act and any applicable state securities laws, in connection with the offer and sale of Common Stock (and other securities and property deliverable) upon exercise of the Warrants; provided, however, except as provided in the Warrant Registration Rights Agreement, nothing contained in this Section 4.03 or any other provision of this Agreement shall require the Company to register any offer or sale of the Warrants or the Common Stock (or other securities issuable or property deliverable) upon exercise of the Warrants with the Securities and Exchange Commission or any state agency.

          SECTION 4.04. RESOLUTION OF PREEMPTIVE RIGHTS, IF ANY. The Warrant Shares shall not be subject to any preemptive or similar rights.


                             ARTICLE V

                            ADJUSTMENTS

          SECTION 5.01. ADJUSTMENT OF EXERCISE RATE; NOTICES. The Exercise Rate is subject to adjustment from time to time as provided in this Section.

          (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If, on or after the Issue Date (as defined herein), the Company:

          (i) pays a dividend or makes a distribution on shares of its Common Stock payable in shares of its Common Stock or other Capital Stock of the Company;

          (ii) subdivides or splits any of its outstanding shares of Common Stock into a greater number of shares;

          (iii) combines any of its outstanding shares of Common Stock into a smaller number of shares; or

          (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock;

then the Exercise Rate in effect immediately prior to such action for each Warrant then outstanding shall be adjusted to a number determined by multiplying the number of shares of Common Stock that such holder would have owned or have been entitled to receive upon exercise had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock or other shares of Capital Stock, immediately prior to the record date therefor) by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately after the happening of the events described above and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to the happening of the events described above, in each case determined on a fully diluted basis; the Exercise Price for each Warrant shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such event by the aforementioned fraction. An adjustment made pursuant to this
Section 5.01(a) shall become effective immediately after the effective date of such event, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of the Company's capital stock. If there are no outstanding shares of Common Stock that are of the same class as the Warrant Shares at the time of any such action and such action has therefore been taken only in respect of shares of another class of Common Stock, such adjustment shall relate to the Warrant Shares as Warrant Shares (and not in the form of shares of Common Stock) if it would not frustrate the intent and purposes of, and to the extent indicated by, this Section 5.01.

          In the event that such dividend or distribution is not so paid or made or such subdivision, combination or reclassification is not effected, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such record date or effective date had not been so fixed.

          If after an adjustment a holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes of Capital Stock of the Company, the Exercise Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article V with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article V.

          (b) ADJUSTMENT FOR CASH DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that at any time or from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other assets, properties or debt securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case, (x) any rights, options, warrants or securities described in Section 5.01(c) and (y) any cash dividends or other cash distributions from current or retained earnings), then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution and the denominator of which shall be such Current Market Value per share of Common Stock on the record date for such dividend or distribution less the sum of
(x) the amount of cash, if any, distributed per share of Common Stock and
(y) the fair value (as determined in good faith by the board of directors of the Company, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other assets or property, warrants, options or subscription or purchase rights; and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the aforementioned fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that the Company is not required to make an adjustment pursuant to this Section 5.01(b) for any Warrant if at the time of such distribution the Company makes the same distribution to the Holder of such Warrant as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrant is exercisable. No adjustment shall be made pursuant to this
Section 5.01(b) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

          (c) ADJUSTMENT FOR RIGHTS ISSUED TO ALL HOLDERS OF COMMON STOCK. In the event that at any time or from time to time the Company shall issue to all holders of Common Stock without any charge, rights, options or warrants entitling the holders thereof to subscribe for additional shares of Common Stock, or securities convertible into or exchangeable or exercisable for additional shares of Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock at a price per share that is lower at the record date for such issuance than the then Current Market Value per share of Common Stock, then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities) would purchase at the then Current Market Value per share of Common Stock, in each case as determined on a fully diluted basis. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made immediately after such rights, options or warrants are issued and shall become effective, retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. No adjustment shall be made pursuant to this
Section 5.01(c) which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or of increasing the Exercise Price.

          (d) ADJUSTMENT FOR SALE OF COMMON STOCK BELOW CURRENT MARKET VALUE. If, after the Issue Date, the Company grants or sells any Common Stock or any securities convertible into or exchangeable or exercisable for any Common Stock (other than (1) pursuant to the exercise of the Warrants, (2) pursuant to any security outstanding as of the Issue Date convertible into, or exchangeable or exercisable for, shares of Common Stock (3) upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable security as to which upon the issuance thereof an adjustment pursuant to this Article V has been made or which did not require any adjustment pursuant to this Article V or (4) upon the conversion, exchange or exercise of convertible, exchangeable or exercisable securities of the Company outstanding on the Issue Date (to the extent in accordance with the terms of such securities as in effect on such date)) at a price below the then Current Market Value (calculated as set forth in Section 5.01(n) hereof), then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the total number of shares of Common Stock which the aggregate consideration received, upon such sale or grant, or expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities, if any), would purchase at the then Current Market Value per share of Common Stock, and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustments shall be made whenever such rights, options or warrants or convertible securities are issued. No adjustment shall be made pursuant to this Section 5.01(d) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each warrant or of increasing the Exercise Price. For purposes of this Section 5.01(d) only, any issuance of Common Stock, or rights, options or warrants to subscribe for, or other securities convertible into or exercisable or exchangeable for, Common Stock, which issuance (or agreement to issue) (A) is in exchange for or otherwise in connection with the acquisition of the property (excluding any such exchange exclusively for cash) of any Person and (B) is at a price per share equal to the Current Market Value at the time of signing a definitive agreement, shall be deemed to have been made at a price per share equal to the Current Market Value per share at the record date with respect to such issuance or the time of closing or consummation of such exchange or acquisition, if such record date, closing or consummation is within 90 days of the date of such definitive agreement. For the purposes of this subsection (d), the fair market value of any property acquired by the Company shall be determined in good faith by the board of directors of the Company whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request.

          No adjustment shall be made under this paragraph (d) for any adjustment which is the subject of paragraphs (a) and (f) of this Section 5.01.

          No adjustment in the Exercise Rate shall be made under this paragraph (d) upon the conversion, exchange or exercise of options to acquire shares of Common Stock by present, future or former officers, directors, employees or consultants of the Company; provided that the exercise price of such options, at the time of issuance thereof, is at least equal to the then Current Market Value of the Common Stock underlying such options.

          "ISSUE DATE" means, with respect to any Warrant, the date of initial issuance of such Warrant by the Company.

          (e) NOTICE OF ADJUSTMENT. Whenever the Exercise Price or the Exercise Rate is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of a firm of independent accountants selected by the board of directors of the Company (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the board of directors of the Company determined the fair market value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of Warrants after giving effect to such adjustment. The Company shall, by written instructions to the Warrant Agent, promptly cause the Warrant Agent to mail a copy of such certificate to each Holder in accordance with the terms hereof. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during regular business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock, evidences of indebtedness, warrants, options, or other securities or property.

          (f) REORGANIZATION OF COMPANY; SPECIAL DISTRIBUTIONS. (i) If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other Person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another Person or group of affiliated Persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (a "FUNDAMENTAL TRANSACTION"), as a condition to consummating any such transaction the Person formed by or surviving any such consolidation or merger if other than the Company or the Person to whom such transfer has been made (the "SURVIVING PERSON") shall enter into a supplemental warrant agreement. The supplemental warrant agreement shall provide (a) that the holder of a Warrant then outstanding may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the Fundamental Transaction if such holder had exercised the Warrant immediately before the effective date of the transaction (whether or not the Warrants were then exercisable and without giving effect to the Cashless Exercise option); it being understood that the Warrants will remain exercisable only in accordance with their terms so that conditions to exercise will remain applicable, such as payment of Exercise Price, assuming (to the extent applicable) that such holder
(i) was not a constituent Person or an affiliate of a constituent Person to such transaction, (ii) made no election with respect thereto, and (iii) was treated alike with the plurality of non-electing holders, and (b) that the Surviving Person shall succeed to and be substituted to every right and obligation of the Company in respect of this Agreement and the Warrants. The supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V. The Surviving Person shall mail to holders of Warrants at the addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Warrants is an affiliate of the Surviving Person, that issuer shall join in the supplemental warrant agreement.

          (ii) Notwithstanding the foregoing, if the Company enters into a Fundamental Transaction with another Person (other than a subsidiary of the Company) and consideration is payable to holders of shares of Common Stock (or other securities or property issuable or deliverable upon exercise of the Warrants) in connection with such Fundamental Transaction which consideration consists solely of cash, then the holders of Warrants shall be entitled to receive cash on the date of such event on an equal basis with holders of such shares (or other securities issuable or deliverable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the aggregate Exercise Price therefor. Upon receipt of such payment, if any, the rights of a holder of such Warrant shall terminate and cease and such holder's Warrants shall expire.

          (iii) If this paragraph (f) applies, it shall supersede the application of paragraph (a) of this Section 5.01.

          (g) COMPANY DETERMINATION FINAL. Any determination that the Company or the board of directors of the Company must make pursuant to this
Article V shall be conclusive.

          (h) WARRANT AGENT'S ADJUSTMENT DISCLAIMER. The Warrant Agent shall have no duty to determine when an adjustment under this Article V should be made, how it should be made or what it should be. The Warrant Agent shall have no duty to determine whether a supplemental warrant agreement under paragraph (f) need be entered into or whether any provisions of any supplemental warrant agreement are correct. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Article V.

          (i) ADJUSTMENT FOR TAX PURPOSES. In the event of a taxable distribution to holders of shares of Common Stock which results in an adjustment to the number of shares of Common Stock or other consideration for which such a Warrant may be exercised, the holders of the Warrants may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend.

          (j) UNDERLYING WARRANT SHARES. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or Common Stock held in the treasury of the Company, for the purpose of effecting the exercise of Warrants, the full number of Warrant Shares then deliverable upon the exercise of all Warrants then outstanding and payment of the exercise price, and the shares so deliverable shall be fully paid and nonassessable and free from all liens and security interests.

          (k) SPECIFICITY OF ADJUSTMENT. Regardless of any adjustment in the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

          (l) NOTICE OF ACTIONS RESULTING IN ADJUSTMENT. (a) In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock,
(b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), only if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall, within five (5) days of the date on which the Company's proposal to take such action is made public, send the Holder and the Warrant Agent a notice of such proposed action or offer. Such notice shall be mailed by the Company to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other securities, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to Article 5 which will be required as a result of such action. Such notice shall be given by the Company as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

          (m) MULTIPLE ADJUSTMENTS. After an adjustment to the Exercise Rate or Exercise Price for outstanding Warrants under this Article V, any subsequent event requiring an adjustment under this Article V shall cause an adjustment to the Exercise Rate or Exercise Price for outstanding Warrants as so adjusted.

          (n)  DEFINITIONS.

          "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person. For purposes of this definition, the term "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock whether outstanding on the Issue Date or issued after the Issue Date.

          "CURRENT MARKET VALUE" per share of Common Stock of the Company or any other security at any date means (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a Person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized Independent Financial Expert (as defined herein) (provided that, in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the board of directors of the Company, a reasonable determination of value, may be utilized) or (ii) (a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (ii)(a) and (ii)(b), as certified to the Warrant Agent by the President, any Vice President or the Chief Financial Officer of the Company. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any US national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any US national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any US national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, The City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

          "INDEPENDENT FINANCIAL EXPERT" means a U.S. investment banking firm of national standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not have a direct or indirect material financial interest for its proprietary account in the Company or any of its Affiliates and (ii) which, in the judgment of the board of directors of the Company, is otherwise independent with respect to the Company and its Affiliates and qualified to perform the task for which it is to be engaged.

          (o) WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED. The adjustments required by the preceding Sections of this Article V shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of Warrants that would otherwise be required by the preceding Sections of this Article V shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock issuable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article V and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article V, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

          (p) ADJUSTMENT OF EXERCISE PRICE. In addition, notwithstanding any other provisions of this Article V, the Company may reduce the Exercise Price (to an amount not less than the par value of the Common Stock) for a period of time not less then 20 business days as deemed appropriate and determined in good faith by the board of directors of the Company.

          SECTION 5.02. FRACTIONAL WARRANT SHARES. The Company shall not be required to issue fractional Warrant Shares upon exercise of the Warrants or distribute Warrant Certificates that evidence fractional Warrant Shares. In the event a holder is required by Section 2.02(c) to make a Cashless Exercise, the number of Warrant Shares issuable shall be rounded up to the nearest whole number. In addition, in no event shall any holder of Warrants be required to make any payment of a fractional cent.
In lieu of fractional Warrant Shares, there shall be paid to the registered holders of Warrant Certificates at the time Warrants evidenced thereby are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value per Warrant Share on the Business Day preceding the date the Warrant Certificates evidencing such Warrants are surrendered for exercise. Such payments shall be made by check or by transfer to an account maintained by such registered holder with a bank in The City of New York. If any holder surrenders for exercise more than one Warrant Certificate, the number of Warrant Shares deliverable to such holder may, at the option of the Company, be computed on the basis of the aggregate amount of all the Warrants exercised by such holder.


                            ARTICLE VI

                   CONCERNING THE WARRANT AGENT

          SECTION 6.01. WARRANT AGENT. The Company hereby appoints First Chicago Trust Company of New York as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions set forth herein and in the Warrant Certificates; and First Chicago Trust Company of New York hereby accepts such appointment. The Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof. The Warrant Agent may act through agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care.

          SECTION 6.02. CONDITIONS OF WARRANT AGENT'S OBLIGATIONS. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Warrant Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

          (a) The Warrant Agent shall be entitled to compensation to be agreed upon with the Company in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent and any predecessor Warrant Agent, their directors, officers, affiliates, agents and employees for, and to hold them and their directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder and its exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this Section 6.02 shall survive the exercise and the expiration of the Warrant Certificates and the resignation and removal of the Warrant Agent.

          (b) In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

          (c) The Warrant Agent may consult with counsel of its selection and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

          (d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e) The Warrant Agent, and its officers, directors, affiliates and employees ("RELATED PARTIES"), may become the owners of, or acquire any interest in, Warrant Certificates, shares or other obligations of the Company with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent or such Related Parties from acting in any other capacity for the Company.

          (f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

          (g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement (or any term or provision hereof) or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its authentication thereof).

          (h) The recitals and other statements contained herein and in the Warrant Certificates (except as to the Warrant Agent's authentication thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of the same. The Warrant Agent does not make any representation as to the validity or sufficiency of this Agreement or the Warrant Certificates, except for its due execution and delivery of this Agreement; provided, however, that the Warrant Agent shall not be relieved of its duty to authenticate the Warrant Certificates as authorized by this Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

          (i) Before the Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Warrant Agreement, it may require:

               (1) an officers' certificate (a certificate signed by the chairman or a co-chairman of the board of directors of the Company, the president, the chief financial officer, any executive vice president or any senior vice president of the Company signing alone, or by any vice president signing together with the secretary, any assistant secretary, the treasurer, or any assistant treasurer of the Company) (an "OFFICERS' CERTIFICATE") stating on behalf of the Company that, in the opinion of the signers, all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

               (2) if reasonably necessary in the sole judgment of the Warrant Agent, an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with, provided that such matter is one customarily opined upon by counsel.

          Each Officers' Certificate or, if requested or required by this Agreement, an opinion of counsel with respect to compliance with a condition or covenant provided for in this Warrant Agreement shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          (j) The Warrant Agent shall be obligated to perform such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates duly authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.02 hereof, to make any demand upon the Company.

          (k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Agreement shall be sufficient if signed by the chairman or a co-chairman of the board, the president, the chief financial officer, any executive vice president or any senior vice president of the Company signing alone, or by any vice president signing together with the secretary, any assistant secretary, the treasurer, or any assistant treasurer of the Company.

          (l) The Warrant Agent shall have no responsibility in respect of any adjustment pursuant to Article V hereof.

          (m) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

          (n) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the chairman or a co-chairman of the , the president, the chief financial officer, any executive vice president or any senior vice president alone, or any vice president together with the secretary, assistant secretary, the treasurer or any assistant treasurer, of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Warrant Agent's duties and obligations arising under this Agreement. Such application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken and the Warrant Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Company receives such application unless the Company consents to a shorter period); provided that (i) such application includes a statement to the effect that it is being made pursuant to this paragraph (n) and that unless objected to prior to such date specified in the application, the Warrant Agent will not be liable for any such action or omission to the extent set forth in such paragraph (n) and (ii) prior to taking or omitting any such action, the Warrant Agent has not received written instructions objecting to such proposed action or omission.

          (o) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed on behalf of the Company by any one of the chairman of the board of directors, the president, the treasurer, the controller, any vice president or the secretary or assistant secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (p) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.

          SECTION 6.03.  RESIGNATION AND APPOINTMENT OF SUCCESSOR.  (a)
The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder.

          (b) The Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall be at least 60 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent, qualified as provided in
Section 6.03(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in
Section 6.03(d) hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Warrant Agent or (y) 60 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. The Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in Section 6.03(d). As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrants in the manner provided for in Section 7.04 hereof.

          (c) Upon resignation or removal of the Warrant Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of 60 days after receipt of such notice of resignation or removal, then the holder of any Warrant Certificate or the retiring Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

          (d) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company, or an Affiliate thereof, in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $50 million. Such successor Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 6.02(a) hereof, pay over, and such successor Warrant Agent shall be entitled to receive, all monies deposited with or held by any predecessor Warrant Agent hereunder.

          (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Warrant Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

          (f) No Warrant Agent under this Warrant Agreement shall be personally liable for any action or omission of any successor Warrant Agent.


                            ARTICLE VII

                           MISCELLANEOUS

          SECTION 7.01. AMENDMENT. This Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or to effect any assumptions of the Company's obligations hereunder and thereunder by a successor corporation under certain circumstances.

          The Company and the Warrant Agent may amend, modify or supplement this Agreement and the terms of the Warrants, and waivers to departures from the terms hereof and thereof may be given, with the consent of the Requisite Warrant Holders (as defined below) for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of holders of Warrants. "REQUISITE WARRANT HOLDERS" means (i) in the case of any amendment, modification, supplement or waiver affecting only Warrant Holders as such, holders of a majority in number of the outstanding Warrants, voting separately as a class, or (ii) in the case of any amendment, modification, supplement or waiver affecting Warrant Holders, a majority in number of Warrant Shares represented by the Warrants that would be issuable assuming exercise thereof at the time such amendment, modification, supplement or waiver is voted upon. Notwithstanding any other provision of this Agreement, the Warrant Agent's consent must be obtained regarding any supplement or amendment which alters the Warrant Agent's rights or duties (it being expressly understood that the foregoing shall not be in derogation of the right of the Company to remove the Warrant Agent in accordance with Section 6.03 hereof). For purposes of any amendment, modification or waiver hereunder, Warrants held by the Company or any of its Affiliates (other than any Purchaser) shall be disregarded.

          Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

          SECTION 7.02. NOTICES AND DEMANDS TO THE COMPANY AND WARRANT AGENT. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions hereof or of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

          SECTION 7.03. ADDRESSES FOR NOTICES TO PARTIES AND FOR TRANSMISSION OF DOCUMENTS. All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by facsimile transmission, confirmed by first class mail, postage prepaid, addressed to any party hereto as follows:

     To the Company:

          Wireless One, Inc.
          2506 Lakeside Drive
          Suite 500
          Jackson, MS  39208
          Facsimile: (601) 936-1517
          Attention: Henry G. Schopfer

     with copies to:

          Latham & Watkins
          885 Third Avenue
          Suite 1000
          New York, NY 10022
          Facsimile:  (212) 751-4864
          Attention:  Samuel A. Fishman

     To the Warrant Agent:

          First Chicago Trust Company of New York
          525 Washington Blvd.
          Jersey City, NJ 07310
          Facsimile: (201) 222-4106
          Attention:  Tenders and Exchanges Administration

or at any other address of which either of the foregoing shall have notified the other in writing.

          SECTION 7.04. NOTICES TO HOLDERS. Notices to holders of Warrants shall be mailed to such holders at the addresses of such holders as they appear in the Warrant Register. Any such notice shall be sufficiently given if sent by certified or registered mail (postage prepaid) or by facsimile transmission, confirmed by first class mail (postage prepaid) to the address of such holder.

          SECTION 7.05. APPLICABLE LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 7.06. PERSONS HAVING RIGHTS UNDER AGREEMENT. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates and, with respect to Sections 4.03 and 4.04, the holders of Warrant Shares issued pursuant to Warrants, any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants (except for Sections 4.03 and 4.04 which shall be for the benefit of all holders of Warrant Shares issued pursuant to Warrants), conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the holders of the Warrant Certificates.

          SECTION 7.07. HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          SECTION 7.08. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 7.09. INSPECTION OF AGREEMENT. A copy of this Agreement shall be available during regular business hours at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

          SECTION 7.10. AVAILABILITY OF EQUITABLE REMEDIES. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, holders of Warrants shall be entitled, in addition to any other right or remedy available to them, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

          SECTION 7.11. OBTAINING OF GOVERNMENTAL APPROVALS. The Company will from time to time take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under U.S. federal and state laws, and the rules and regulations of all stock exchanges on which the Warrants may become listed which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants or the issuance, sale, transfer and delivery of the Warrant Shares issued upon exercise of the Warrants.

                     [Signature Page Follows]

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                    WIRELESS ONE, INC.


                         By:
                              Name:
                              Title:  Chief Executive Officer


                    FIRST CHICAGO TRUST COMPANY OF NEW YORK,
                              Warrant Agent


                         By:
                              Name:
                              Title: